Exhibit (j)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for the Government Securities Portfolio and the Treasury Portfolio, each a series of Investors Cash Trust, in the Investors Cash Trust- Service Shares Prospectus, Premier Money Market Shares Prospectus, Scudder Government Cash Managed Shares Prospectus, and Scudder Government Cash Institutional Shares Prospectus and "Independent Auditors and Reports to Shareholders" in the Service Shares, Premier Money Market Shares, and Scudder Government Cash Institutional Shares & Scudder Government Cash Managed Shares Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 22 to the Registration Statement (Form N-1A, No. 33-34645) of our reports dated May 7, 2002 with respect to the financial statements and financial highlights of the Government Securities Portfolio and the Treasury Portfolio included in the Investors Cash Trust Annual Report, Premier Money Market Shares Annual Report and the Scudder Government Cash Institutional Shares & Government Cash Managed Shares Annual Report, each dated March 31, 2002.




                                                          /s/ERNST & YOUNG LLP
                                                          ERNST & YOUNG LLP


Boston, Massachusetts
July 24, 2002